SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement.

On January 30, 2014, CodeSmart Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors (collectively, the “Investors”) for the sale of Convertible Promissory Notes (the “Notes”) to purchase shares of common stock, par value $.0001 per share (“Common Stock”) for gross proceeds of $100,000 (the “Offering”).  The Offering was closed and funded on February 3, 2014. The Notes have 5% original issue discount and accrue interest at an annual rate of 9%. The Notes are convertible, at the option of the Investor, into shares of the Company’s Common Stock at 65% of the average of the two lowest closing bid prices in the preceding 10 trading days.

The foregoing descriptions of the terms of the Purchase Agreement and the Notes are qualified in its entirety by reference to the provisions of the Securities Purchase Agreement which is included as Exhibit 10.1 and the form of the Note which is included as Exhibit 4.1 to this Current Report and are incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities.

The above referenced issuance of the Company’s securities in the Offering was not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration provided by Rule 506(c) of Regulation D promulgated under the 1933 Act for such issuance.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1	Form of Note.

10.1	Form of Securities Purchase Agreement, dated January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: February 7, 2014	By:	/s/ Diego E. Roca
Name:Diego E. Roca
Title: Chief Financial Officer